Exhibit 99.1

Report of Independent Auditors

To the Board of Directors and Stockholders of

Frank Russell Company and Subsidiaries

In our opinion, the accompanying combined balance sheets and the related combined statements of income, changes in stockholder’s equity and comprehensive income and cash flows present fairly, in all material respects, the combined financial position of Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and subsidiaries (collectively the “Company”) at December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.  These combined financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these combined financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 5 to the combined financial statements, the Company changed the manner in which it accounts for uncertain tax positions in 2009.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

February 26, 2010

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and

Pantheon Holdings Limited and Subsidiaries

Combined Balance Sheets

December 31, 2009 and 2008

(dollars in thousands)	2009	2008

Assets
Current assets
Cash and cash equivalents	$79,760	$53,247
Receivables	34,282	37,652
Deferred income taxes	1,748	—
Due from affiliates	14,487	—
Other current assets	752	2,694
Total current assets	131,029	93,593
Fixed assets, net	4,436	4,463
Investments	69,784	52,809
Intangible assets, net	64,191	65,825
Goodwill	98,096	92,466
Other long-term assets	1,269	780
Total assets	$368,805	$309,936
Liabilities and Stockholder’s Equity
Current liabilities
Compensation and benefits payable	$35,701	$23,700
Accounts payable and accrued expenses	6,158	9,869
Incentive compensation liabilities	737	—
Income taxes payable	5,906	13,208
Deferred income taxes	4,154	2,125
Due to affiliates	—	9,962
Other current liabilities	1,152	254
Total current liabilities	53,808	59,118
Deferred income taxes	14,037	15,823
Incentive compensation liabilities	197	69
Due to affiliates	—	4,416
Other long-term liabilities	1,576	930
Total liabilities	69,618	80,356
Commitments and contingencies (Note 10)
Stockholder’s equity
Pantheon Holdings Limited and subsidiaries
Common stock, 10 pence par value; 666,670 shares authorized, 320,583 shares issued and outstanding for 2009 and 2008	122	122
Additional paid-in capital	121,493	119,674
Retained earnings	82,355	57,662
Accumulated other comprehensive loss	(21,905)	(36,909)
Pantheon Capital (Asia) Limited
Common stock, 1 HKD par value; 1,000 shares authorized, 100 shares issued and outstanding for 2009 and 2008	—	—
Additional paid-in capital	8,446	8,320
Retained earnings	4,042	3,094
Accumulated other comprehensive income	151	41
Pantheon Ventures Inc.
Common stock, $10 par value; 10,000 shares authorized, 500 shares issued and outstanding for 2009 and 2008	5	5
Additional paid-in capital	62,363	61,826
Retained earnings	42,100	15,738
Accumulated other comprehensive income	15	7
Total stockholder’s equity	299,187	229,580
Total liabilities and stockholder’s equity	$368,805	$309,936

The accompanying notes are an integral part of these combined financial statements.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and
Pantheon Holdings Limited and Subsidiaries

Combined Statements of Income

Years Ended December 31, 2009 and 2008

(dollars in thousands)	2009	2008

Revenue
Investment management fee revenue	$167,151	$182,253
Total revenue	167,151	182,253
Operating expenses
Compensation and benefits	59,498	60,530
Occupancy and office	8,060	7,893
Professional fees	3,320	5,301
Business travel and entertainment	2,110	3,030
Amortization of intangible assets	5,642	5,926
Other operating expenses	1,752	3,256
Total operating expenses	80,382	85,936
Income from operations	86,769	96,317
Other income (expense)
Earnings (losses) in equity method investees	1,218	(10,432)
Interest income	344	1,017
Interest expense	(172)	(617)
Gain (loss) on foreign currency, net	(4,034)	12,911
Other, net	51	563
Total other income (expense)	(2,593)	3,442
Income before income tax expense	84,176	99,759
Income tax expense	(29,505)	(31,587)
Net income	$54,671	$68,172

The accompanying notes are an integral part of these combined financial statements.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and Subsidiaries

Combined Statements of Changes in Stockholder’s Equity and Comprehensive Income

Years Ended December 31, 2009 and 2008

(dollars in thousands)

	Common Shares Issued and Outstanding	Additional Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholder’s Equity	Comprehensive Income (Loss)
Total Pantheon Holdings Limited and subsidiaries
Balances at December 31, 2007	$122	$119,753	$17,307	$7,888	$145,070
Net Income			40,457		40,457	$40,457
Dividends declared and paid ($0.32 per share)			(102)		(102)
Deemed capital distribution		421			421
Return of capital		(500)			(500)
Translation adjustments				(44,797)	(44,797)	(44,797)
Comprehensive income (loss)						$(4,340)
Balances at December 31, 2008	122	119,674	57,662	(36,909)	140,549
Total Pantheon Capital (Asia) Limited
Balances at December 31, 2007	—	8,226	3,517	(42)	11,701
Net Income			1,505		1,505	$1,505
Dividends declared and paid ($19,280 per share)			(1,928)		(1,928)
Deemed capital distribution		136			136
Return of capital		(42)			(42)
Translation adjustments				83	83	83
Comprehensive income						$1,588
Balances at December 31, 2008	—	8,320	3,094	41	11,455
Total Pantheon Ventures Inc.
Balances at December 31, 2007	5	61,918	4,569	29	66,521
Net Income			26,210		26,210	$26,210
Dividends declared and paid ($30,081 per share)			(15,041)		(15,041)
Deemed capital distribution		208			208
Return of capital		(300)			(300)
Translation adjustments				(22)	(22)	(22)
Comprehensive income						$26,188
Balances at December 31, 2008	$5	$61,826	$15,738	$7	$77,576

The accompanying notes are an integral part of these combined financial statements.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and Subsidiaries

Combined Statements of Changes in Stockholder’s Equity and Comprehensive Income

Years Ended December 31, 2009 and 2008

(dollars in thousands)

	Common Shares Issued and Outstanding	Additional Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholder’s Equity	Comprehensive Income
Total Pantheon Holdings Limited and subsidiaries
Balances at December 31, 2008	$122	$119,674	$57,662	$(36,909)	$140,549
Net Income			24,693		24,693	$24,693
Deemed capital distribution		2,028			2,028
Return of capital		(209)			(209)
Translation adjustments				15,004	15,004	15,004
Comprehensive income						$39,697
Balances at December 31, 2009	122	121,493	82,355	(21,905)	182,065
Total Pantheon Capital (Asia) Limited
Balances at December 31, 2008	—	8,320	3,094	41	11,455
Net Income			3,323		3,323	$3,323
Dividends declared and paid ($23,748 per share)			(2,375)		(2,375)
Deemed capital distribution		151			151
Return of capital		(25)			(25)
Translation adjustments				110	110	110
Comprehensive income						$3,433
Balances at December 31, 2009	—	8,446	4,042	151	12,639
Total Pantheon Ventures Inc.
Balances at December 31, 2008	5	61,826	15,738	7	77,576
Net Income			26,655		26,655	$26,655
Cumulative effect of adopting accounting guidance			(293)		(293)
Deemed capital distribution		648			648
Return of capital		(111)			(111)
Translation adjustments				8	8	8
Comprehensive income						$26,663
Balances at December 31, 2009	$5	$62,363	$42,100	$15	$104,483

The accompanying notes are an integral part of these combined financial statements.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and Subsidiaries

Combined Statements of Cash Flows

Years Ended December 31, 2009 and 2008

(dollars in thousands)

	2009	2008

Cash flows from operating activities
Net income	$54,671	$68,172
Adjustment to reconcile net income to net cash provided by operating activities
Depreciation and amortization	6,878	7,237
Losses on disposals	1	23
Stock-based compensation expense	3,019	650
Provision for deferred income taxes	(2,376)	(3,553)
(Earnings) losses in equity method investees	(1,218)	10,432
Distributions of earnings from equity method investees	38	218
Changes in operating assets and liabilities
Receivables	5,758	(26,310)
Other current assets	(1,878)	(435)
Other long-term assets	(488)	(649)
Accounts payable and accrued expenses	(3,982)	156
Compensation and benefits payable	10,609	18,243
Incentive compensation liabilities	747	(2,883)
Income taxes payable	(3,975)	7,046
Other current liabilities	1,089	—
Other long-term liabilities	211	705
Other	(904)	(427)
Due to affiliates	(11,866)	(6,091)
Net cash provided by operating activities	56,334	72,534
Cash flows from investing activities
Purchase of fixed assets	(1,107)	(3,652)
Sale of assets	1	—
Investments purchases	(16,262)	(27,704)
Redemptions and distributions from investments	725	1,157
Net cash used in investing activities	(16,643)	(30,199)
Cash flows from financing activities
Repurchase of restricted stock	(345)	(842)
Taxes paid for withheld shares on restricted stock issuances	(86)	(118)
Dividends declared and paid	(2,375)	(17,071)
Distribution to Russell in form of loan	(12,000)	—
Principal payments on borrowings from Russell	(4,999)	(5,992)
Principal payments on capital lease obligations	(20)	(14)
Net cash used in financing activities	(19,825)	(24,037)
Effect of exchange rate changes on cash and cash equivalents	6,647	(16,425)
Net increase in cash and cash equivalents	26,513	1,873
Cash and cash equivalents
Beginning of year	53,247	51,374
End of year	$79,760	$53,247
Noncash investing and financing activities
Fixed assets acquired under capital leases	$—	$52
Supplemental information
Cash paid for interest	25	5
Cash paid for income taxes	39,381	24,748

The accompanying notes are an integral part of these combined financial statements.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and Subsidiaries

Notes to Combined Financial Statements

December 31, 2009 and 2008

1.                            Nature of Business and Significant Accounting Policies

Nature of Business

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and subsidiaries (collectively the “Company”) are wholly-owned subsidiaries of Frank Russell Company (“Russell”). The Northwestern Mutual Life Insurance Company (“NML”) owns substantially all of the outstanding shares of Russell.

Pantheon Ventures Inc. is an investment advisor registered pursuant to the Investment Advisors Act of 1940, which provides investment management services to various domestic and international entities.

Pantheon Capital (Asia) Limited is a registered investment advisor that provides investment advice on securities under the Hong Kong Securities and Futures Ordinance.  Its principal activity is advising on securities to its overseas associated companies and their respective institutional clients.

Pantheon Holdings Limited and subsidiaries is a UK based holding company with subsidiaries that provide investment management services, predominantly in connection with unregistered investment companies.

On February 10, 2010, Russell accepted the offer of Affiliated Managers Group, Inc. (“AMG”) to purchase certain legal entities and assets and liabilities of the Company (the “Transaction”).

The Company had no separate legal status and historically did not prepare combined financial statements. The combined historical financial information included herein was prepared specifically for the purpose of facilitating the Transaction and includes the historical basis in assets and liabilities and the historical results of operations of each of the entities constituting the Company as of December 31, 2009 and 2008 and for each of the two years in the period ended December 31, 2009.

The combined financial statements include all historical assets, liabilities, results of operations, and cash flows of the entities included in the Transaction, and those of their consolidated subsidiaries, even if certain of those assets, liabilities and consolidated subsidiaries of included entities have been excluded from the Transaction.

The combined financial information included herein may not necessarily be indicative of the Company’s results of operations, financial condition and cash flows in the future or what its results of operations, financial condition and cash flows would have been had the Company been a stand-alone company during the periods presented.

Principles of Combination

The accompanying combined financial statements are presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and include the accounts of the Company and its wholly owned subsidiaries.   Transactions and balances between entities included within these combined financial statements have been eliminated. Transactions and balances between the Company and Russell and its subsidiaries have been separately identified as related-party transactions. See Note 9, Related Party Transactions.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and Subsidiaries

Notes to Combined Financial Statements

December 31, 2009 and 2008

The combined statements of income include allocations of certain costs from Russell directly related to the operations of the Company, including an apportionment of central general and administrative costs for accounting, human resources, information systems and other overhead costs.  These centralized costs were allocated to the Company based on the Company’s analysis of its historical costs used to develop the Transition Agreement (as further discussed in Note 11) or actual costs incurred or employee headcount.  Management believes the methodologies applied for the allocation of these costs is reasonable.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates are inherent in the preparation of the financial statements.  Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Company considers all money market funds and instruments with maturities of three months or less at the purchase date as cash equivalents.

Fixed Assets

Fixed assets are reported at cost less accumulated depreciation.  Depreciation is calculated using the straight-line method based on estimated useful lives ranging from three to 15 years.  Equipment and office furniture are depreciated over estimated useful lives ranging from three to seven years.  Capitalized software includes purchased and internally developed software.  Purchased software is amortized over three years using the straight-line method.  Internally developed software represents internal and external costs incurred to develop internal use software during the application development stage.  Once the internal use software is ready for its intended use, the accumulated development costs are amortized over three years using the straight-line method.  Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining life of the lease.  Amortization of those assets recorded under capital lease agreements is included in depreciation expense.  When fixed assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts and any resulting gains or losses are included in income from operations.  Repair and maintenance costs are expensed as incurred.

Investments

Equity method investees and cost method investees are comprised primarily of investments in affiliated private equity investment funds (“Investment Funds”).

Investments in which the Company has significant influence, but less than a controlling interest and do not meet the other criteria for consolidation in accordance with GAAP, are accounted for using the equity method of accounting.  The Company’s investment in equity method investees is included in investments in the combined balance sheets.  The Company’s share of each investee’s earnings (losses) is included in earnings in equity method investees in the combined statements of income.  Dividends or cash distributions, as well as additional cash investments or other cash paid to the investee, are included in the combined statement of cash flows.

Investments in which the Company does not have a controlling interest or significant influence are accounted for using the cost method of accounting.  Under the cost method, the Investment Funds are accounted for in the combined balance sheets at original cost and dividends are included in

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and Subsidiaries

Notes to Combined Financial Statements

December 31, 2009 and 2008

earnings when declared.  When a decline in fair value of an investment carried at cost is determined to be other-than-temporary, the investment is written down to fair value and the loss is included in the determination of earnings.

A component of the valuation of the Investment Funds is the performance-based incentive fee (“Carry”) payable to the general partner and, in some instances, other specified parties.  Certain Investment Funds also receive Carry from the Underlying Investments (as defined below) which they record.  In certain instances, Carry is not finalized until a contractual end date that extends beyond the reporting period.  It is the Company’s policy in valuing its holdings in Investment Funds, to not record incentive fees until the end of the contract period when the payment of fees is assured.

Investments made by Investment Funds (the “Underlying Investments”) generally consist of illiquid investments that are carried at fair value.  Fair value of the Underlying Investments has been determined by the general partner of each respective Investment Fund in good faith to reflect the fair value of the Company’s capital account balance.  Depending on the facts and circumstances, the Company considers potential valuation adjustments, if any.  Accordingly, valuations do not necessarily represent the amounts that might be realized from sales or other dispositions of Underlying Investments, nor do they reflect taxes or other expenses that might be incurred upon disposition.  Because of the inherent uncertainty of valuations of certain Underlying Investments, the estimated values for the Company’s investments in those Investment Funds may differ significantly from the values that would have been used had a ready market existed.

The Company’s investment transactions are recorded on the trade date, which is defined as the date the Company obtains an enforceable right to demand the securities or payment.  Realized gains and losses on investments sold are computed on a specific identification basis.  Interest income and expenses are recorded on the accrual basis.  Distributions from Investment Funds are recorded as declared and classified as either income or realized gain as disclosed to the partnership by management of the respective entity.

Goodwill and Intangible Assets

Goodwill and indefinite-lived intangible assets are not amortized, but are tested for impairment on an annual basis, and between annual tests if circumstances would reduce the fair value of a reporting unit below its carrying value, and written down if impaired.  The fair value of each reporting unit is estimated using both an income approach and a market approach.  If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any.  The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying value of that goodwill.  If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.  The income approach and the market approach require significant assumptions to determine the fair value of each reporting unit.  The significant assumptions used in the income approach and the market approach include estimates of our future revenues, cash flow information, fair value indicators, operating plans, industry data and other relevant factors.  The Company performed an evaluation of the carrying value as of December 31, 2009 and 2008 and concluded that there was no impairment of goodwill or indefinite-lived intangibles.

The Company has capitalized the value of client and fund relationships, acquired technology, and a trade name obtained through acquisition.  Client and fund relationships are amortized using the straight-line method based upon an estimated useful life of 15 years.  Acquired technology is

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and Subsidiaries

Notes to Combined Financial Statements

December 31, 2009 and 2008

amortized over an estimated useful life of three years using the straight-line method.  The acquired Pantheon trade name is an intangible asset determined to have an indefinite useful life and is not amortized.

Impairment of Long-lived Assets

The Company assesses the impairment of long-lived assets, including indefinite life intangible assets, whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be recoverable.  When such events occur, management determines whether there has been an impairment by comparing the anticipated undiscounted net future cash flows to the related asset’s carrying value.  If an impairment exists, the asset is written down to its estimated fair value.  The Company did not record any impairment losses related to long-lived assets during the periods presented.

Revenue Recognition

Revenue is generated through investment management fees earned for managing investment limited partnerships and separate account clients and is recognized as earned based on the underlying nature of the respective management agreements.  The Company also receives performance-based incentive fees (“Carry”) in accordance with the terms stated in individual management agreements.  It is the Company’s policy to not record performance-based incentive fees until the end of the contract period when the payment of fees is assured.

Accounts are deemed past due based on payment terms.  The Company writes off delinquent accounts to the extent and at the time they are deemed to not be recoverable.  The Company has not recorded any bad debt expense for the years ended December 31, 2009 and 2008.

Income Taxes

Deferred income tax assets and liabilities are determined based upon differences between the financial statement and income tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The realization of deferred tax assets is based on historical tax positions and estimates of future taxable income.  The Company evaluates both the positive and negative evidence that it believes is relevant in assessing whether it will realize the deferred tax assets.  A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.

The Company files its federal tax return with Russell, who files its federal tax return with Northwestern Mutual Life Insurance Company as part of a consolidated group.  The Company files a tax return, either on a separate return basis, or as part of Russell’s unitary or combined group, in certain states.  The provision for federal and state income taxes is based on an allocation of the consolidated tax liability to the respective companies included in the consolidated group as if each company were filing on a separate return basis.  Federal taxes payable are recorded through and included in due to affiliates while state income taxes payable are included in accrued expenses in the accompanying combined balance sheets.

Effective January 1, 2009, the Company adopted the authoritative guidance under GAAP for accounting and reporting uncertainty in income taxes.  This guidance clarifies how and when uncertain tax positions are to be recognized and disclosed in the financial statements.  The impact of adopting this guidance is reflected in Note 5.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and Pantheon Holdings Limited and Subsidiaries

Notes to Combined Financial Statements

December 31, 2009 and 2008

Foreign Currency

An entity’s functional currency is determined by the currency of the economic environment in which the majority of cash is generated and expended by the entity.  The financial statements of all subsidiaries with a functional currency other than the U.S. dollar have been translated into the Company’s reporting currency, the U.S. dollar in accordance with GAAP. All assets and liabilities of the respective entities are translated at year-end exchange rates and all revenues and expenses are translated at average month exchange rates during the respective period.  Translation adjustments are reported as a separate component of accumulated other comprehensive income in equity.

Foreign currency transaction gains and losses are a result of the effect of exchange rate changes on transactions denominated in currencies other than the functional currency, including U.S. dollars.  Gains and losses on those foreign currency transactions are included in determining net income or loss for the period as a component of other income (expense).

Stock-Based Compensation

Russell has a Long-term Equity-Based Incentive Plan (“LTIP”) and callable puttable common stock issued under the Incentive Payment Plan (“IPP”) covering eligible employees of the Company as more fully described in Note 6.  Equity-classified awards are measured at fair value as of the grant dates or modification dates and the resulting cost is recognized over the period from the date of grant to the date when the award is no longer contingent upon the employee providing additional service (the required service period).  For awards that vest upon retirement, the required service period does not extend beyond the date an employee is eligible for retirement.  This situation can result in compensation expense being recognized over a period less than the stated vesting period.  Liability-classified awards are remeasured to fair value at each balance sheet date until the award is settled.

Deferred Incentive Compensation

Russell has granted award units under the IPP and under the Incentive Share Plan (“ISP”), more fully described in Note 6.  The Company accounts for these deferred incentive arrangements, which are not share-based, using an accelerated method of attribution of the related expense.

New Accounting Pronouncements

In May 2009, the Financial Accounting Standards Board (“FASB”) issued authoritative guidance under GAAP, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date.  The authoritative guidance is effective for annual reporting periods ending after June 15, 2009, and shall be applied prospectively. The Company’s adoption of this standard did not have an effect on the Company’s combined financial position, results of operations, or cash flows.

In June 2009, the FASB issued authoritative guidance codifying Accounting Standards and the Hierarchy of GAAP (the “Codification”). The Codification is the source of authoritative accounting principles to be applied in the preparation of financial statements in conformity with GAAP. All existing accounting standards are superseded. All other accounting guidance not included in the Codification will be considered non-authoritative. The Codification is effective for annual periods ending after September 15, 2009. The adoption of the Codification does not impact the Company’s combined financial statements except for references made to authoritative accounting literature in the footnotes.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and

Pantheon Holdings Limited and Subsidiaries

Notes to Combined Financial Statements

December 31, 2009 and 2008

In June 2009, the FASB issued amended guidance related to the consolidation of variable-interest entities. The key amendments include (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity.  This guidance will be effective for financial statements issued for fiscal years beginning after November 15, 2009. In January 2010, the FASB announced a deferral of this guidance for certain investment entities.  The deferral allows asset managers that have no obligation to fund potentially significant losses of an investment entity to continue to apply the previous accounting guidance to investment entities that have the attributes of entities subject to ASC 946 (the “investment company guide”).  The Company is in the process of evaluating the impact that the adoption of this guidance will have on its combined financial position, results of operations and cash flows.

In June 2009, the FASB issued guidance on transfers and servicing of financial assets to eliminate the concept of a qualifying special-purpose entity, change the requirements for off balance sheet accounting for financial assets including limiting the circumstances where off balance sheet treatment for a portion of a financial asset is allowable, and require additional disclosures. The guidance is effective for the Company’s 2011 fiscal year. The Company does not expect that the adoption of this guidance will have a material impact on its combined financial position, results of operations and cash flows.

2.                                      Fixed Assets

Fixed assets, net, consist of the following at December 31:

(dollars in thousands)	2009	2008

Equipment	$1,338	$1,242
Software	1,131	1,074
Leasehold improvements	4,582	4,423
Office furniture	1,112	1,097
	8,163	7,836
Accumulated depreciation and amortization	(5,415)	(4,144)
Work in progress	1,688	771
	$4,436	$4,463

Depreciation and amortization expense related to fixed assets was $1.2 million and $1.3 million for the years ended December 31, 2009 and 2008, respectively.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and

Pantheon Holdings Limited and Subsidiaries

Notes to Combined Financial Statements

December 31, 2009 and 2008

3.                                      Investments

All of the Company’s investments in equity method investees represent investments in affiliated funds. For cost method investments, the carrying value is equivalent to historical cost.  There have been no identified events or changes in circumstances that may have a significant adverse effect on the recoverability of the recorded investment value. Investments consist of the following at December 31:

	Ownership
	Percentage		Carrying Value
(dollars in thousands)	2009	2008	2009	2008

Investments
Investment funds (equity method)
Pantheon USA Fund VI LP	1.00%	1.00%	$13,645	$11,951
Pantheon USA Fund VII LP	1.00%	1.00%	6,969	5,480
Pantheon Global Secondary Fund III A LP	1.00%	1.00%	8,870	8,524
Pantheon Global Secondary Fund III B LP	1.00%	1.00%	3,885	3,274
Pantheon Europe Fund IV Ltd	1.00%	1.00%	5,200	4,155
Pantheon Europe Fund V A LP	1.00%	1.00%	5,395	3,676
Pantheon Global Secondary Fund II LTD	0.99%	0.99%	3,143	3,315
Pantheon Europe Fund VI LP	0.99%	0.99%	2,738	1,939
Pantheon Asia Fund IV LTD	1.00%	1.00%	3,346	2,305
Pantheon Asia Fund V LP	0.99%	0.99%	2,734	934
Other equity method investments	0%-1.0%	0%-1.0%	7,961	7,220
			63,886	52,773

Cost method investees			5,898	36
Total investments			$69,784	$52,809

The Company is a variable interest holder in variable interest entities (“VIEs”) which are not consolidated, as the Company is not the primary beneficiary.  These VIEs represent certain private equity funds of funds.  Net assets of these entities total approximately $483.4 million and $487.1 million as of December 31, 2009 and 2008, respectively.  The Company’s aggregate maximum exposure to loss is limited to its investment balances in these entities, which is approximately $0.3 million and $0.4 million as of December 31, 2009 and 2008, respectively.  The Company’s involvement with these entities began on the dates that the entities were formed.

4.                                      Goodwill and Intangible Assets

The change in goodwill from December 31, 2008 to December 31, 2009 of $5.6 million is due to changes in the functional currency other than the U.S. dollar.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and

Pantheon Holdings Limited and Subsidiaries

Notes to Combined Financial Statements

December 31, 2009 and 2008

Intangible assets consist of the following at December 31:

(dollars in thousands)	2009	2008

Amortizable intangible assets
Fund relationships	$64,444	$61,360
Client relationships	21,220	20,298
Acquired technology	2,404	2,300
	88,068	83,958
Less: Accumulated amortization	(35,718)	(28,612)
	52,350	55,346
Indefinite-lived intangible asset
Trade name	11,841	10,479
	$64,191	$65,825

Amortization expense related to intangible assets was $5.6 million and $5.9 million for the years ended December 31, 2009 and 2008, respectively.  Expected amortization expense for each of the succeeding five years is as follows:

(dollars in thousands)

2010	$5,798
2011	5,798
2012	5,798
2013	5,798
2014	5,798
$28,990

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and

Pantheon Holdings Limited and Subsidiaries

Notes to Combined Financial Statements

December 31, 2009 and 2008

5.                                      Income Taxes

Income tax expense consists of the following amounts for the year ended December 31:

(dollars in thousands)	2009	2008

Current income tax expense
Taxing jurisdiction and type of tax
U.S. federal	$16,886	$16,794
Non-U.S.	11,690	17,150
U.S. state and local	3,305	1,196
Total current income tax expense	31,881	35,140
Deferred tax (benefit) expense
U.S. federal	(2,363)	(2,838)
Non-U.S.	257	759
U.S. state and local	(270)	(1,474)
Total deferred income tax benefit	(2,376)	(3,553)
Total income tax expense	$29,505	$31,587

A reconciliation of the statutory U.S. federal income tax rate to the Company’s effective income tax rate is as follows for the year ended December 31:

	2009	2008

Expected federal income tax expense at statutory rates	35.0%	35.0%
Non-U.S. subsidiary earnings	(2.4)%	(3.1)%
State income taxes, net of federal expense (benefit)	2.3%	(0.2)%
Other	0.2%	(0.1)%
Effective income tax rate	35.1%	31.6%

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and

Pantheon Holdings Limited and Subsidiaries

Notes to Combined Financial Statements

December 31, 2009 and 2008

Deferred income tax assets and liabilities consist of the following at December 31:

(dollars in thousands)	2009	2008

Deferred income tax assets
Accrued equity plan expense	$1,152	$671
Accrued compensation	2,271	—
Partnership income/loss	3,502	3,092
Depreciation of fixed assets	—	103
Other	461	229
Deferred income tax assets	7,386	4,095
Deferred income tax liabilities
Amortization of intangibles	(20,109)	(20,872)
Depreciation of fixed assets	(107)	—
Unrealized gain/loss	(3,612)	(1,146)
Other	(1)	(25)
Deferred income tax liabilities	(23,829)	(22,043)
Net deferred income tax liabilities	$(16,443)	$(17,948)
Reported as
Current deferred income tax assets	$1,748	$—
Current deferred income tax liabilities	(4,154)	(2,125)
Long-term deferred income tax liabilities	(14,037)	(15,823)
Net deferred income tax liabilities	$(16,443)	$(17,948)

The Company believes it is more likely than not that it will be able to realize its deferred tax assets.

Effective January 1, 2009, the Company recognizes a tax benefit from an uncertain position only if it is more likely than not that the position is sustainable, based solely on its technical merits and consideration of the relevant taxing authority’s widely understood administrative practices and precedents.  If this threshold is met, the Company measures the tax benefit as the largest amount of benefit that is greater than fifty percent likely of being sustained upon ultimate settlement.  The cumulative effect of adopting this guidance is $0.3 million, which has been reflected as a reduction to the opening balance of retained earnings as of January 1, 2009.

The Company recognizes interest and penalties on amounts due to tax authorities as a component of income tax expense.  Interest expense and penalties recorded for both years ended December 31, 2009 and 2008 was $0 million.

The Company is included in the U.S. federal income tax return filing with NML as part of its consolidated group.  NML is currently under routine audit by the IRS for years ended December 31, 2007 and 2006.  The Company files a separate tax return in certain states and foreign jurisdictions.   The Company remains subject to examination by these state jurisdictions for certain years prior to and including 2006.  Certain foreign jurisdictions remain open to examination for years prior to and including 2003.

In the next 12 months, the Company does not expect a significant change in its unrecognized tax benefits.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and
Pantheon Holdings Limited and Subsidiaries

Notes to Combined Financial Statements

December 31, 2009 and 2008

Due to affiliates includes $4.0 million of income taxes payable to Russell at December 31, 2008.  Due from affiliates includes $1.9 million of income taxes payable to Russell at December 31, 2009.  These amounts relate to federal income taxes for Pantheon Ventures Inc.

6.         Employee Compensation Arrangements

LTIP

The LTIP provides for the award of stock options, restricted stock units (“RSU”), and stock appreciation rights (“SAR”) in Russell’s common stock.  The maximum number of shares of Russell’s common stock that are issuable, or were issued and are outstanding, pursuant to awards under the LTIP or IPP may not, at any time, a) represent 20% or more of the value or voting power of all the issued and outstanding common stock at such time, or b) exceed 50,000,000 shares of common stock.  Awards that are canceled, forfeited, terminated or otherwise settled by the holder or by Russell are then available for award under the LTIP, subject to the above limitations.

Grants of RSU awards made by Russell under the LTIP generally vest over three years in equal annual installments on February 16 each year after the date of grant.  Grants of stock options under the LTIP generally vest over three years in equal installments on February 16 each year after the date of grant.  Grants of SAR awards made by Russell under the LTIP generally vest over three years in equal annual installments on February 16 each year after the date of grant.  Awards granted will vest upon retirement for employees who are age 65 or older and have at least 5 years of service or who are between the ages of 55 and 64, and the combination of the associate’s age and service (each rounded up to the nearest full year) totals 70 or more.  Stock-based compensation expense for awards granted to individuals meeting the retirement eligibility requirements, or who will meet the age and service requirements within the applicable vesting period, is recognized over a required service period that is less than the stated vesting period.  Stock options and SAR awards generally expire five years from the date of grant.  RSU awards do not expire.  At the vesting date, RSUs are exchanged for shares of nonvoting common stock of Russell.  Holders of SARs are not eligible to participate in the Annual Put Window until they are 100% vested in their SAR award.  Holders of vested stock options have the right to exercise such awards during two semi-annual exercise windows.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and
Pantheon Holdings Limited and Subsidiaries

Notes to Combined Financial Statements

December 31, 2009 and 2008

Russell estimates the fair value of stock option and SAR awards using the Black-Scholes option pricing model, which requires, among other inputs, an estimate of the fair value of Russell’s common stock on the date of grant and the expected volatility of the common stock over the expected term of the related grants.  Stock options are granted with an exercise price equal to the per-share fair value of Russell’s common stock at the date of grant.  Russell determined that it was not practicable to calculate the volatility of its share price since Russell’s securities are not publicly traded and therefore, there is no readily determinable market value for its stock.  Therefore, Russell estimates its expected volatility based on reported market value data for a group of publicly traded companies that Russell believes are relatively comparable after consideration of their size, stage of lifecycle, profitability, growth, and risk and return on investment.  Russell uses the average expected volatility rates reported by the comparable group for the expected terms estimated by Russell.

The expected terms of the stock option and SAR awards are derived from the average midpoint between the vesting and contractual term.  The risk-free rate for the expected term of the awards is based on the U.S. Treasury yield curve at the time of grant.  The expected annual dividend yield is based on Russell’s current dividend yield.

In connection with the adoption of the LTIP, Russell chose the straight-line method of allocating compensation expense over the requisite service period of the related awards.  As stock-based compensation expense is based on awards ultimately expected to vest, the expense included in the Company’s combined statements of income for the years ended December 31, 2009 and 2008 has been reduced by an estimated forfeiture rate of 3% for equity-classified awards and 5% for liability-classified awards.

For the years ended December 31, 2009 and 2008, the Company recorded stock-based compensation expense of $2.3 million and $2.0 million, respectively, related to the LTIP.  Of this expense, $2.2 million and $2.1 million relates to equity-classified awards and $0.1 million and ($0.1) million (reduction of expense) relates to liability classified awards held by employees of the Company for the years ended December 31, 2009 and 2008, respectively.  As of December 31, 2009 and 2008, the Company’s total unrecognized compensation cost related to equity-classified awards is $0.8 million and $3.1 million, respectively, which will be recognized over the weighted-average remaining requisite service period of 0.38 years and 1.38 years, respectively.  In addition, as of December 31, 2009 and 2008, the Company’s total unrecognized compensation expense related to liability-classified awards outstanding under the LTIP is $0.1 million and $0.1 million, respectively, which will be recognized over the weighted-average remaining requisite service period of 0.72 years and 1.72 years, respectively.

The total deferred income tax benefit (expense) recognized in the Company’s combined statements of income for stock-based awards for the years ended December 31, 2009 and 2008 was ($0.5) million and $0.4 million, respectively.  In 2009 and 2008, the Company did not realize any excess tax benefits from stock-based payment arrangements.  The Company’s historical windfall tax benefit pool upon adoption of that standard was zero given its adoption under the prospective transition method.  The Company utilizes the with-and-without approach to calculate realized windfall tax benefits from stock-based compensation awards.  The Company records a liability for the employer’s portion of payroll taxes on stock-based compensation under the LTIP on the date of the event triggering the measurement and payment of the tax to the taxing authority.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and
Pantheon Holdings Limited and Subsidiaries

Notes to Combined Financial Statements

December 31, 2009 and 2008

Detail related to stock option and RSU activity under the LTIP, representing the Company’s equity-classified awards, is as follows:

	Stock Options
		Weighted-
	Number of	Average
	Shares Under	Exercise
	Option	Price

Outstanding at January 1, 2009	809,842	$15.60
Granted	—	—
Forfeited / expired	—	—
Outstanding at December 31, 2009	809,842	15.60
Exercisable as of December 31, 2009	477,285	15.39

	Restricted Stock Units
		Weighted-
		Average
	Number	Grant Date
	of Units	Fair Value

Outstanding at January 1, 2009	177,911	$15.84
Granted	—	—
Vested	(78,518)	15.66
Forfeited	—	—
Outstanding at December 31, 2009	99,393	15.98

There were no stock option awards granted for the Company during 2009. The fair value of employee stock option awards granted during the year ended December 31, 2008 was estimated using the Black-Scholes option pricing model with the following assumptions:

Risk-free rate	2.13%
Expected term	3.50 years
Expected dividend yield	1.50%
Expected volatility	26.97%

The estimated weighted-average grant date fair value of all stock options granted during the year ended December 31, 2008 was $3.37 per share.  No stock option awards were exercised during the years ended December 31, 2009 and 2008.  The total fair value of RSUs vested during the years ended December 31, 2009 and 2008 was $1.2 million and $1.0 million, respectively.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and
Pantheon Holdings Limited and Subsidiaries

Notes to Combined Financial Statements

December 31, 2009 and 2008

Detail related to SAR activity under the LTIP, representing the Company’s liability-classified awards, is as follows:

Stock Appreciation Rights
Weighted-
	Number of	Average
	Shares	Exercise
	Under Right	Price

Outstanding at January 1, 2009	192,932	$16.33
Granted	—	—
Forfeited / expired	—	—
Exercised	—	—
Outstanding at December 31, 2009	192,932	16.33
Exercisable as of December 31, 2009	—	—

The fair value of SAR awards as of December 31 was estimated using the Black-Scholes option pricing model with the following assumptions:

	2009	2008

Risk-free rate	0.56% - 1.21%	0.79% - 1.04%
Expected term	1.13 - 2.13 years	2.13 - 3.13 years
Expected dividend yield	0%	0%
Expected volatility	72.50% - 73.40%	51.75% - 60.67%

For the years ended December 31, 2009 and 2008 there were no amounts paid to settle SARs held by employees of the Company. As of December 31, 2009 and 2008, the Company has an aggregate recorded liability of $0.2 million and $0.1 million, respectively, related to its liability-classified awards outstanding under the LTIP, included within the long-term incentive compensation liabilities in the Company’s combined balance sheets.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and
Pantheon Holdings Limited and Subsidiaries

Notes to Combined Financial Statements

December 31, 2009 and 2008

The following table summarizes information about all stock options and SARs outstanding under the LTIP as of December 31, 2009:

		Weighted-
	Shares	Average	Weighted-
	Subject to	Remaining	Average	Total
	Options/Rights	Contractual	Exercise	Intrinsic
	Outstanding	Life (Years)	Price	Value(1)

Exercise price
$ 15.12	701,382	2.13	$15.12
$ 17.17	301,392	3.13	17.17

$15.12 - $17.17	1,002,774	2.43	15.74	$—
Vested and exercisable	477,285	2.26	15.39	—
Vested and expected to vest	984,066	2.42	15.72	$—

(1) The total intrinsic value represents the difference between the aggregate estimated fair value of Russell’s common stock issuable and the aggregate exercise price.

IPP and Callable Puttable Common Stock

Effective April 27, 1999, the Incentive Payment Plan (the “IPP”) was established whereby employees of Russell could earn awards of Russell’s callable puttable common stock or other award units.  The Company recorded a related noncash deemed capital contribution and distribution to Russell of $0.7 million and $1.3 million for the years ended December 31, 2009 and 2008, respectively.

Incentive Share Plan

Effective January 1, 2004, the ISP was established by Russell.  The ISP is a cash-based, long-term incentive program for employees of Russell, including eligible employees of the Company.  From 2004 through 2006, ISP units were awarded annually to selected employees.  The plan does not have a definitive end date; however, Russell’s Board of Directors did not make any grants in 2009 or 2008 and does not anticipate further grants.

The value of ISP units is determined by the increase or decrease in Russell’s annual EBITDA as defined by the ISP, over the four years beginning with the year the award is made.  The units vest at the rate of 25% per calendar year over the four-year period.  The vested appreciation of the ISP units will be paid in cash in the year following the end of the four-year vesting period, or upon the participant’s termination of employment from Russell, whichever occurs earlier.  In 2008, the Company allowed a two year extension for payment of the 2005 grants and a one year extension for the payment of the 2006 grants.  Compensation expense under the ISP was $0.7 million and ($2.9) million (reduction of expense) for the years ended December 31, 2009 and 2008, respectively.  As of December 31, 2009 and 2008, the formula-derived price for participants that elected to defer their awarded ISP units declined to zero. The formula-derived price for participants that did not elect to defer their awarded ISP units resulted in a liability of $0.7 million as of December 31, 2009.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and
Pantheon Holdings Limited and Subsidiaries

Notes to Combined Financial Statements

December 31, 2009 and 2008

7.         Benefit Plans

Retirement Plans

Russell has a defined contribution retirement plan (the “Plan”) covering eligible employees of the Company in the U.S.  The Plan allows for contributions to be made out of the Russell’s net operating profits at the discretion of Russell’s Board of Directors.  Employees may also contribute a percentage of their compensation as defined by the Plan documents.  The Company’s contributions to the Plan included in compensation and benefits expense were $0.7 million and $0.5 million for the years ended December 31, 2009 and 2008, respectively.

Pantheon Holdings Limited and its subsidiaries and Pantheon Capital (Asia) Limited have defined contribution retirement plans covering their non-U.S. employees in those countries.  The plans are qualified under the tax laws of the countries where the subsidiaries are located.  The Company’s contributions to the plans included in compensation and benefits expense were $1.8 million and $1.8 million for the years ended December 31, 2009 and 2008, respectively.

Discretionary Bonuses

The Company pays discretionary bonuses to its employees based on a percentage of Russell’s operating income, as defined.  Discretionary bonus expense was $26.4 million and $26.7 million and is included in compensation and benefits expense for the years ended December 31, 2009 and 2008, respectively.  Accrued liabilities related to the discretionary bonus as of December 31, 2009 were $26.6 million, are included in compensation and benefits payable and will be paid out in two installments, the first in February 2010 and the second upon closing of the Transaction.  The discretionary bonus could be reduced by up to $4.1 million if any purchase price adjustments occur as part of the Transaction.  The discretionary bonus as of December 31, 2008 for employees of Pantheon Ventures Inc. was settled through the joint paymaster agreement with Russell, as described in Note 9.  The discretionary bonus as of December 31, 2008 for employees of Pantheon Holdings Limited and Pantheon Capital (Asia) Limited of $15.0 million is included in compensation and benefits payable.

8.         Employee Termination

During the second quarter of 2009, due to a business optimization initiative, the Company went through a reorganization that resulted in reduction in force of certain employees.  The Company recorded a provision for severance costs of $0.7 million and is included in compensation and benefits expense for the year ended December 31, 2009.  Accrued liabilities related to severance and termination costs as of December 31, 2009 are a component of compensation and benefits payable in the combined balance sheets of Russell.  The Company expects the remaining accrued termination benefit liability to be paid out during 2010.

9.         Related Party Transactions

Receivables from the affiliated investment funds managed by the Company (collectively, the “Funds”) total $23.8 million and $30.0 million as of December 31, 2009 and 2008, respectively.  The balance includes amounts owed by the Funds to the Company for services provided and reimbursements for fund expenses paid by the Company on behalf of the Funds.  Revenues of $105.9 million and $118.0 million were recorded related to these Funds for the years ended December 31, 2009 and 2008, respectively.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and
Pantheon Holdings Limited and Subsidiaries

Notes to Combined Financial Statements

December 31, 2009 and 2008

Under a joint purchasing agreement, Russell processes payments for the direct expenses of Pantheon Ventures Inc.  Under a joint paymaster agreement, Russell processes payroll transactions for Pantheon Ventures Inc.  Additionally, Russell allocates certain negotiated charges to Pantheon Ventures Inc. such as office space, equipment and insurance charges.  Pantheon Ventures Inc. reimburses Russell monthly for these expenses.  Amounts receivable (payable) to Russell for these charges were $4.6 million and ($5.7) million at December 31, 2009 and 2008, respectively, and are netted against payables due to Russell and receivables due from Russell in due from affiliates and due to affiliates on the combined balance sheets.

Expenses in the amount of $1.1 million of Russell were allocated to the Company for both years ended December 31, 2009 and 2008.  See Note 1 for nature of costs allocated and the allocation methodology.

During 2006, the Company entered into a loan agreement with Russell in which the Company borrowed £6 million, bearing interest at LIBOR plus 0.5% per annum.  Interest is due semiannually on June 30 and December 31.  The loan agreement matures upon written notice from Russell.  Principle on the loan can be prepaid according to agreed upon terms.  Interest expense for the years ended December 31, 2009 and 2008 related to this loan agreement totaled $0.1 million and $0.6 million, respectively, and is included in interest expense in the combined statements of income.  In July 2008, the Company paid £3 million on this loan agreement.  The balance of this loan agreement in U.S. Dollars at December 31, 2008 was $4.4 million.  In December 2009, the Company repaid this loan agreement in full.

During 2009, the Company entered into a loan agreement with Russell in which the Company loaned Russell $12.0 million, bearing interest at the short-term monthly applicable federal rate (0.69% at December 31, 2009).  The loan is payable on demand and matures on July 22, 2011.  Interest is due annually on January 31.  Interest income for the year ended December 31, 2009 related to this loan agreement totaled $0.1 million, and is included in interest income in the combined statements of income.  Total accrued interest receivable related to this loan agreement at December 31, 2009 was $0.1 million and is included in due from affiliates in the combined balance sheets.  The loan is classified as a current asset as it will be settled as part of the Transaction described in Note 1.

Russell and its subsidiaries follow a Transaction Allocation Methodology intended to conform to the relevant U.S. and local country tax laws and the Organization of Economic Cooperation and Development guidelines.  Russell acts as the monthly settlement agent for any payments or disbursements among the participating members associated with the effects of the Transaction Allocation Methodology.  The amount recorded as an intercompany charge for the Transaction Allocation Methodology included in other, net in the combined statements of income under the agreement for the year ended December 31, 2008 was $0.5 million.  The amount payable to Russell related to the Transaction Allocation Methodology at December 31, 2008 was $0.1 million and is included in due to affiliates in the combined balance sheets.  During the year ended December 31, 2009, Russell changed its Transaction Allocation Methodology.  No amounts were recorded as an intercompany charge under the Transaction Allocation Methodology during 2009.

Included in income taxes payable is $2.9 million and $2.4 million payable to Russell for Pantheon Ventures Inc. state income taxes at December 31, 2009 and 2008, respectively.

The Company declared and paid $2.4 million and $17.1 million in dividends to Russell during the years ended December 31, 2009 and 2008, respectively.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and
Pantheon Holdings Limited and Subsidiaries

Notes to Combined Financial Statements

December 31, 2009 and 2008

10.      Commitments and Contingencies

Leases

The Company leases office space under noncancelable lease agreements expiring various dates through 2015.  Some of these leases provide for annual rental increases.  Total rent expense on these leases was $3.8 million and $3.2 million for the years ended December 31, 2009 and 2008, respectively.

The Company also leases equipment under operating leases.  Total rent expense on these operating leases was $0.1 million for both years ended December 31, 2009 and 2008.

At December 31, 2009, the Company’s remaining commitment for noncancelable operating leases for office space and equipment require the following minimum lease payments:

	Operating Leases
(dollars in thousands)	Office Space	Equipment	Total

2010	$2,946	$40	$2,986
2011	2,621	12	2,633
2012	2,270	11	2,281
2013	2,327	11	2,338
2014	1,234	11	1,245
Thereafter	771	—	771
Total	$12,169	$85	$12,254

Contingencies

The Company is the general partner of various partnerships and investment advisor to certain clients. The partnership agreements and advisory agreements allow for profit participation allocations to be paid to the Company at varying rates based on varying methods of measuring performance.

The partnership agreements provide that the general partner may allocate to the limited partners the disproportionate allocations or incentive fees earned by the Company from partnerships in which it is the general partner or from advisory clients.  In accordance with the partnership agreements, limited partner capital accounts may not be negative and therefore any loss which would otherwise be allocated to the limited partners in respect of any allocation from a partnership or advisory account relationship will be allocated instead to the general partner.

The Company and its affiliates are involved in various claims and legal proceedings in the normal course of its business.  While it is not feasible to predict or determine the final outcome of these proceedings, based on consultation with legal counsel, the Company does not believe that the disposition of these proceedings will have a material adverse effect on the Company’s combined financial position, results of operations or cash flows.

Pantheon Ventures Inc., Pantheon Capital (Asia) Limited, and
Pantheon Holdings Limited and Subsidiaries

Notes to Combined Financial Statements

December 31, 2009 and 2008

Commitments of the Company

As of December 31, 2009, the Company has total unfunded commitments for investment capital to affiliated closed-end investment funds of approximately $136.9 million.  These commitments are to be called or will expire as follows:

Amount to
be Called or
(dollars in thousands)	Expiring

2010	$—
2011	59
2012	—
2013	146
2014	—
Thereafter	136,685
Total	$136,890

Guarantees

In the normal course of business, the Company enters into contracts that contain a variety of representations which provide general indemnifications.  The Company’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Company that have not yet occurred.  However, the Company expects the risk of loss to be remote.

Concentration of Risk

Approximately, 63% and 65% of revenue earned by the Company is from affiliated entities for the years ended December 31, 2009 and 2008, respectively.  Approximately 67% and 79% of accounts receivable as of December 31, 2009 and 2008, respectively, was due from affiliated entities.  Cash is held by the Company at financial institutions in excess of Federal Deposit Insurance Corporation (“FDIC”) limits.

11.      Subsequent Events

The Company has performed an evaluation of subsequent events through February 26, 2010, which is the date the combined financial statements were issued.

On February 10, 2010, Russell entered into an agreement to divest of the Company for approximately $775 million in cash with the potential for additional payments over the next five years, contingent on the growth of the Company’s business.  Additionally, Russell entered into a Transition Services Agreement (“the Agreement”) with AMG.  Under the Agreement, Russell will provide specified transition services relating to the operation of the Company’s business for a period of up to 18 months from the closing date of the Transaction.